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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                        Date of Report: December 9, 1998


                            THE SEAGRAM COMPANY LTD.
                ------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          Canada                       1-2275                  None
        ----------                    --------               --------
(STATE OR OTHER JURISDICTION         (COMMISSION         (IRS EMPLOYER
      OF INCORPORATION)              FILE NUMBER)        IDENTIFICATION NO.)


               1430 Peel Street, Montreal, Quebec, Canada H3A 1S9
               --------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



                  Registrant's telephone number, including area

                                (516) 849-5271
                                --------------

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Item 5.  Other Events.
         ------------

On December 9, 1998, The Seagram Company Ltd. (the "Corporation") announced that the disappointing box office performance at Universal Pictures, a unit of Universal Studios, Inc., in the second quarter of the fiscal year ending June 30, 1999 would result in a loss in earnings before interest, taxes, depreciation and amortization (EBITDA) from consolidated companies of approximately $65 million for its filmed entertainment division. Filmed entertainment EBITDA for the comparable quarter in fiscal year 1998 was $98 million. The Corporation currently anticipates that the filmed entertainment division's fiscal year 1999 EBITDA from consolidated companies could result in a modest loss. The prior year filmed entertainment EBITDA from consolidated companies included EBITDA from USA Networks Inc. of $58 million in the second quarter and $97 million in the full fiscal year 1998. No USA Networks, Inc. contribution will be included in EBITDA from consolidated companies in fiscal year 1999.

The estimates provided above do not include any charges which may be taken related to the acquisition of PolyGram N.V.

A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Forward Looking Statements. The statements in this Form 8-K relating to matters that are not historical fact are forward looking statements that are not guarantees of future performance and involve risk and uncertainties, including but not limited to future global economic conditions, foreign exchange rates, the actions of competitors and other factors beyond the control of the Corporation.


Item 7.  Financial Statements and Exhibits.
         ----------------------------------

         (c)  Exhibits

         (99) Press Release.








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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  THE SEAGRAM COMPANY LTD.
                                        (Registrant)



Date: December 10, 1998
                                  By:    /s/ Daniel R. Paladino
                                         ----------------------
                                         Daniel R. Paladino
                                         Executive Vice President -- Legal and
                                          Environmental Affairs










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                                  EXHIBIT INDEX



Exhibit                    Description of Exhibit
Number                     ----------------------
------

(99)                        Press Release.












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